                                                  Exhibit 10.1

                      EMPLOYMENT AGREEMENT
                         BY AND BETWEEN
                  THE OHIO CASUALTY CORPORATION
                               AND
                        DAN R. CARMICHAEL

Effective December 12, 2000, the Ohio Casualty Corporation ("Corporation"), an Ohio corporation, and Dan R. Carmichael ("Executive"), collectively, the "Parties," entered into an employment agreement ("Prior Agreement") describing the terms and conditions governing Executive's employment with the Corporation. Effective December 1, 2005 ("Effective Date"), or as otherwise provided below, the Parties enter into this successor employment agreement ("Agreement") to describe the terms and conditions of the Executive's continued employment, including participation in the transfer of his leadership position to a successor chosen by the Corporation. Except as specifically provided in this Agreement (or as required by applicable law), this Agreement supersedes the Prior Agreement as of the Effective Date.
Although it is not a direct Party to this Agreement, The Ohio Casualty Insurance Company ("Company") joins in this Agreement to the extent needed to enable the Corporation to discharge its obligations under this Agreement.

                   ARTICLE 1 TERM OF AGREEMENT

This Agreement will remain in effect from the Effective Date until December 1, 2010 ("Term"), unless it terminates at an earlier date as provided below or is extended as described in this article.

                  ARTICLE 2 EXECUTIVE'S DUTIES

2.01 During the Term (but subject to Section 5.05), Executive agrees:

     [1] Consistent with implementation of the Transition Plan described in Section 2.01[2], to serve as President and Chief Executive Officer of the Corporation and to perform the services customarily performed by persons in similar executive capacities.

     [2] Subject to Section 5.05, to discharge any other duties and responsibilities that the Corporation's Board of Directors ("Board") assigns to him from time to time, including facilitating a transfer, as appropriate and consistent with Board guidelines, of his titles and responsibilities to a successor President and Chief
     Executive Officer  ("Transition Plan").

     [3] To serve as an officer and, if elected, as a director of the Corporation, the Company and any other entity that is related through common ownership to the Corporation (all entities related through common ownership to the Corporation are called "Affiliates" and the Corporation and all Affiliates are called "Group").

     [4] Except for periods of absence because of illness, vacations of reasonable duration and any leaves of absence approved by the Board or during the pendency of any disputes arising under Sections 5.04 and 5.05, to:

          [a] Devote his full attention and energies to promoting the Group's business;

          [b] Fulfill the obligations described in this Agreement; and

          [c] Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

     [5] In addition to the obligations described in Article 6, not to engage in any other business activity, whether or not for gain, profit or other pecuniary advantage, that does not involve promoting the Corporation's, the Group's or any Group member's business. However, Executive may serve as a director of companies that are not Group members if that service:

          [a] Does not violate any term or condition of this Agreement;

          [b]  Does not injure the Group or any Group member;

          [c] Is not prohibited by law or by rules adopted by any Group member; and

          [d]  Is approved in advance by the Board.

2.02 The restrictions described in Section 2.01[5] will not be construed to prevent Executive from:

     [1] Investing his personal assets in [a] businesses that do not compete or do business with any Group member and do not require Executive to perform any services connected with the operation or affairs of the businesses in which the investment is made or [b] stocks or corporate securities described in Section 6.02 but subject to the limits described in that section; or

     [2] Participating in, or serving as a trustee or director of, civic and charitable organizations or activities, but only if this activity does not interfere with the performance of his duties under this Agreement.

2.03 Consistent with the Transition Plan, Executive will have a direct reporting relationship to the Board.

               ARTICLE 3 EXECUTIVE'S COMPENSATION

3.01 During the Term and subject to this section and to
Article 5:

     [1] The Corporation will pay to the Executive a "Base Salary" at an annualized rate of $700,000, prorated to reflect partial calendar months and years of employment and paid in installments that correspond with the Corporation's normal payroll practices. During the Term, Base Salary will not be reduced below $700,000 without the

     Executive's written consent but may be increased during the Term at the discretion of the Board's Executive Compensation
     Committee.

     [2] Executive may participate in any long-term or short-term bonus program that the Corporation adopts or maintains during the Term for its senior executives. The amount of and conditions placed on Executive's participation in these programs and on the bonus amount will be established by the Corporation subject to the terms of the plan or program through which it may be earned and other related documents and procedures governing that grant.

     [3] Executive may participate in the employee and retirement benefit programs (whether or not tax-qualified) provided to the Corporation's senior executives (subject to the terms and conditions of the programs, a description of each of which has been given to the Executive), as these programs may from time to time be amended or modified by the Board or the Board's Executive Compensation Committee.

     [4] Executive will receive the perquisites that are made available to the Corporation's other senior executives and also will receive an additional allowance (not to exceed $15,000 for any calendar year) to be applied against the cost of the Executive's financial, tax and estate planning.

     [5] To the extent possible without generating excise tax and other penalties and interest under Section 409A of the Internal Revenue Code of 1986 ("Code"), the Executive may elect to receive any benefits accrued under The Ohio Casualty Insurance Company Benefit Equalization Plan ("Benefit Equalization Plan") in installments (or other distribution schedule he may elect under the terms of the Benefit Equalization Plan) under procedures (and subject to reasonable terms, including terms relating to the payment of "earnings" on deferred distributions) that may be adopted without generating excise tax and other penalties and interest under Code Section 409A.

Any items of compensation (including equity grants) that were accrued under the Prior Agreement but which have not been fully earned (or, in the case of equity grants, are not exercisable or are exercisable but have not been exercised) on the Effective Date will continue to be subject to the terms of the Prior Agreement and the plans (and other related documents and procedures) through which that compensation (including equity grants) were provided or granted.

3.02 Subject to the terms of this section, Article 5 of this Agreement, the terms of the Ohio Casualty Corporation 2005
Incentive Plan ("2005 Incentive Plan") and a separate Award
Agreement issued under the 2005 Incentive Plan:

     [1] At the Effective Date or as soon as possible after the Effective Date, the Company will grant to the Executive stock appreciation rights ("SARs") with respect to 250,000 shares of the Company's common stock, subject to the terms of the Award Agreement which is attached to and made part of this Agreement. As soon as practicable after the Board's first regular meeting in 2006, the Company will grant to the Executive SARs with respect to 100,000 shares of the Company's stock subject to the terms of the Award

     Agreement prepared in connection with that grant (which, other than the number of SARs specified, will be substantially similar to the attached Award Agreement). The Award Agreements will specify the number of SARs issued on each Grant Date, the Grant Date, the exercise price associated with the SARs granted. Each Award Agreement also will provide that the SARs will be exercisable three years after the Grant Date specified in each Award Agreement.

     [2] At the Effective Date or as soon as possible after the Effective Date, the Company will grant to the Executive 75,000 shares of restricted stock through the 2005 Incentive Plan, subject to the terms of the Award Agreement which is
     attached to and made a part of this Agreement.    The Award
     Agreement will specify the number of shares of restricted stock issued on each Grant Date, the Grant Date and the percentage of the restricted shares that will vest annually. Also, the Award Agreement will provide that, at any time, the Corporation may (but is not required to) accelerate the vesting of all or a portion of these restricted shares to the extent that it concludes that the Transition Plan has been successfully implemented. This award is made in the expectation that the Executive will prepare for the Board's approval the Transition Plan described in Section 2.01[2] no later than December 31, 2008 and will fully cooperate in the implementation of that Transition Plans during the remainder of the Term of this Agreement.

3.03 All payments due under this section will be:

     [1] Paid in accordance with the Corporation's payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to terminations of employment for similar reasons contained in the program on which they are based; but

     [2]  Except in the circumstances contemplated under
     Section 5.06, if the Corporation reasonably anticipates that its deduction of any amount payable under this section will be limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid as soon as administratively feasible after the January 15 of the first calendar year beginning after the Executive terminates or, if later, as soon as administratively feasible after the earliest date permitted under Code Section 409A(a)(2)(B)(i).

                       ARTICLE 4 EXPENSES

The Corporation will pay or reimburse the Executive for all reasonable, ordinary and necessary expenses that he incurs to perform his duties under this Agreement. Reimbursement will be made within 30 days after the date Executive submits appropriate evidence of the expenditure (and all other information required under the Corporation's business expense reimbursement policy) to the Corporation and otherwise complies with reimbursement procedures the Corporation applies to its other senior executives.

  ARTICLE 5 TERMINATION OF EMPLOYMENT DURING TERM OF AGREEMENT

5.01 Termination of Employment Due to Death or Disability.
Except as otherwise provided in this Agreement and subject to any restrictions imposed under Code Section 409A, the terms of this section will apply if Executive dies or becomes Disabled during the Term and before a written notice of termination is given under any other section of this Agreement. However, if the Executive dies or becomes Disabled after a written notice of termination has been given under Section 5.03, 5.05 or 5.06 (and while that notice is still in effect), he or his beneficiary will receive the amounts calculated under the section of this Agreement under which that written notice of termination was given but only if the payments described in the appropriate section would have been due if the Executive had not died or become Disabled, determined as if any "cure period" had expired on the day before the date the Executive dies or becomes Disabled.

     [1] This Agreement will terminate as of the date Executive dies or becomes Disabled and Corporation will pay or cause to be paid to Executive (or to his beneficiary if Executive is dead):

          [a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which he terminates employment because of death or Disability;

          [b] The value of any accrued but unused vacation, calculated to the end of the payroll period during which he terminates employment because of death or Disability (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days); and

          [c] Any amounts Executive is entitled to receive under the terms of any employee benefit plan described in
          Section 3.01[3].

     [2] All the Executive's outstanding stock options and other cash and equity incentive grants (including the awards described in Section 3.02) will be exercisable (and the restrictions imposed on the award described in
     Section 3.02[2] will lapse) to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreement through which they were granted.

     [3] For purposes of this section, Executive will be deemed to have terminated employment on the date of his death or the date he is determined to have become Disabled.

     [4] "Disability" has the same meaning given to the term under the Corporation's long-term disability plan as in effect on the Effective Date, whether or not Executive participates in that plan on the Effective Date and whether or not that plan has been amended or terminated before Executive's Disability arises. However, if the event that results in the Executive's Disability arises before the end of the Term but is established after the end of the Term, the Executive will be entitled to the benefits provided under this section as if the Disability had been established before the end of the Term.

     [5] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:

          [a] Paid in accordance with the Corporation's payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to terminations of employment for similar reasons contained in the program on which they are based; and

          [b] If Executive terminates on account of Disability but dies before all payments due under this section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in Section 10.07 but

          [c]  Except in the circumstances contemplated under
          Section 5.06, if the Corporation reasonably anticipates that its deduction of any amount payable under this section will be limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid as soon as administratively feasible after the January 15 of the first calendar year beginning after the Executive terminates or, if later, as soon as administratively feasible after the earliest date permitted under Code Section 409A(a)(2)(B)(i).

5.02 Voluntary Termination of Employment Without Good Reason. Executive may voluntarily terminate his employment at any time during the Term without Good Reason (as defined in Section 5.05[7]) by giving the Corporation written notice of his intention to do so. This notice will be effective 180 days after it is given unless the Parties mutually agree to accelerate this termination date ("Voluntary Termination Date"). If Executive voluntarily terminates his employment without Good Reason and subject to Section 5.06 and to any restrictions imposed under Code Section 409A, the terms of this section will apply regardless of any other event (other than as provided in Section 5.06) that occurs after the delivery of the notice of intent to terminate without Good Reason.

     [1]  This Agreement will terminate on the Voluntary
     Termination Date and Corporation will pay or cause to be paid to Executive the sum of:

          [a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which his Voluntary Termination Date occurs;

          [b] The value of any accrued but unused vacation, calculated to the end of the payroll period during which his Voluntary Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days); and

          [c] Any amounts Executive is entitled to receive under the terms of any employee benefit plan described in
          Section 3.01[3].

     [2] All the Executive's outstanding stock options and other cash and equity incentive grants will be exercisable to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreement through which they were granted.

     [3] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:

          [a] Paid in accordance with the Corporation's payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and

          [b] If Executive dies before all payments due under this section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in Section 10.07; but

          [c]  Except in the circumstances contemplated under
          Section 5.06, if the Corporation reasonably anticipates that its deduction of any amount payable under this section will be limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid as soon as administratively feasible after the January 15 of the first calendar year beginning after the Executive terminates or, if later, as soon as administratively feasible after the earliest date permitted under Code Section 409A(a)(2)(B)(i).

5.03 Termination of Employment by Corporation Without Cause. The Corporation may terminate Executive's employment without Cause (as defined in Section 5.04[4]) at any time during the Term by giving Executive written notice of its intention to do so. This notice will be effective 90 days after it is given unless the Parties mutually agree to accelerate this termination date ("Involuntary Termination Date") or the Corporation withdraws its notice of termination without Cause and, subject to Section 5.06 and to any restrictions imposed under Code Section 409A, the terms of this section will apply regardless of any other event (other than as provided in Section 5.06) that occurs after the delivery of the notice of intent to terminate the Executive without Cause.

     [1]  This Agreement will terminate as of the Involuntary
     Termination Date;

     [2] Corporation will pay or cause to be paid or made available to the Executive:

          [a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which his Involuntary Termination Date occurs;

          [b] The value of any accrued but unused vacation, calculated to the end of the payroll period during which his Involuntary Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

          [c] The Base Salary at the rate then in effect for the shorter of [i] the duration of the Term or [ii[ 24 months;

          [d] 200 percent of the "target" bonus the Executive would have received under the Corporation's Annual Incentive Plan if his employment had continued through the end of the measurement period during which his Involuntary

          Termination Date occurs, whether or not the performance objectives associated with that bonus are met at the end of the measurement period; and

          [e] Medical, dental and life insurance coverage comparable to that in effect on the Involuntary Termination Date for 18 months under the terms (including the allocation of premium amounts between the Executive and the Corporation) in effect on the Involuntary Termination Date.

     [3] All the Executive's outstanding stock options and other cash and equity incentive grants will be exercisable to the extent provided under the terms relating to terminations for similar reasons contained in the plan and the award agreements through which they were granted.

     [4] Executive will receive any other benefits he is entitled to receive under the terms of any benefit program described in Section 3.01[3].

     [5] Executive will receive the difference between [a] the amount he would have received at the end of any performance cycle established under Section 11.00 of the 2005 Incentive Plan had his employment continued until December 1, 2010 and assuming that the applicable performance goals established for that performance cycle are met on or before December 1, 2010 minus [b] the amount distributed under Section 5.03[3] on account of the same performance cycle. This amount will be paid at the same time other distributions are made on account of that performance cycle and in the form specified in the associated award agreement.

     [6] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:

          [a] Paid in accordance with the Corporation's payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and

          [b] If Executive dies before all payments due under this section have been paid, the unpaid amounts will be paid to Executive's beneficiary under the procedures described in Section 10.07; but

          [c]  Except in the circumstances contemplated under
          Section 5.06, if the Corporation reasonably anticipates that its deduction of any amount payable under this section will be limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid as soon as administratively feasible after the January 15 of the first calendar year beginning after the Executive terminates or, if later, as soon as administratively feasible after the earliest date permitted under Code Section 409A(a)(2)(B)(i).

5.04 Termination of Employment by Corporation for Cause. The Corporation may terminate Executive's employment for Cause at any time during the Term by giving Executive written notice of its intention to do so. This notice will be effective on the date it is given ("For

Cause Termination Date"). If this notice is given, subject to any restrictions imposed under Code Section 409A, the terms of this section will apply regardless of any other event that may occur after the delivery of the written notice of termination for Cause.

     [1]  This Agreement will terminate as of the For Cause
     Termination Date;

     [2]  Subject to any restrictions imposed under Code Section
     409A, Corporation will pay or cause to be paid or made available to the Executive:

          [a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which the For Cause Termination Date occurs;

          [b] The value of any accrued but unused vacation, calculated to the end of the payroll period during which the For Cause Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days); and

          [c] Any amounts Executive is entitled to receive under the terms of any employee benefit plan described in
          Section 3.01[3].

     [3] All the Executive's outstanding stock options and other cash and equity incentive grants will be exercisable to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreements through which they were granted.

     [4] "Cause" includes any violation of applicable securities laws (including the Sarbanes-Oxley Act of 2002), any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any asset or business opportunity of the Company, the Corporation or any Group member; conviction of, or entering into a plea of nolo contendere to, a felony; intentional, repeated or continuing violation of any of the Company's or the Corporation's policies or procedures that occurs or continues after notice to the Executive that he has materially violated a Company or Corporation policy or procedure; or any breach of a written covenant or agreement with the Company, the Corporation or any Group member, including the terms of this Agreement (other than failure to perform the duties described in Section 2.01 because of death, Disability, termination of employment, in connection with implementation of the Transition Plan or in connection with an event alleged to constitute Good Reason).

     [5] This section also will apply if, after a notice of intent to terminate has been delivered under any other section of this Agreement (whether delivered by the Corporation or the Executive), the Corporation discovers an event or act that [a] if known would have constituted a basis for a termination for Cause and [b] the Executive actively concealed or could not have been discovered earlier through application by the Corporation of reasonable diligence.

     [6] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:

          [a] Paid in accordance with the Corporation's payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and

          [b] If Executive dies before all payments due under this section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in Section 10.07; but

          [c]  Except in the circumstances contemplated under
          Section 5.06, if the Corporation reasonably anticipates that its deduction of any amount payable under this section will be limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid as soon as administratively feasible after the January 15 of the first calendar year beginning after the Executive terminates or, if later, as soon as administratively feasible after the earliest date permitted under Code Section 409A(a)(2)(B)(i).

5.05 Termination of Employment by Executive for Good Reason. Executive may terminate his employment at any time during the Term for Good Reason by giving the Corporation written notice of his intention to do so. This notice must describe, in reasonable detail, the reasons for which Executive believes he has Good Reason to terminate this Agreement. If, during the ensuing 60 days ("Cure Period"), the Corporation cures the condition cited by Executive, no termination will occur under this section. However, if the Corporation does not cure the condition cited by Executive during the Cure Period, this Agreement will terminate at the end of the Cure Period ("Good Reason Termination Date") and, subject to Section 5.06 and to any restrictions imposed under Code Section 409A, the terms of this section will apply regardless of any other event (other than as provided in Section 5.06) that occurs after the delivery of the written notice of intent to terminate for Good Reason.

     [1]  This Agreement will terminate as of the Good Reason
     Termination Date;

     [2]  Corporation will pay or make available:

          [a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which his Good Reason Termination Date occurs;

          [b] The value of any accrued but unused vacation, calculated to the end of the payroll period during which his Good Reason Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

          [c] The Base Salary at the rate then in effect for the shorter of [i] the duration of the Term or [ii] 24 months;

          [d] 200 percent of the "target" bonus the Executive would have received under the Corporation's Annual Incentive Plan if his employment had continued through the end of the measurement period during which his Good Reason Termination Date occurs, whether or not the performance objectives associated with that bonus are met at the end of the measurement period; and

          [e] Medical, dental and life insurance coverage comparable to that in effect on the Involuntary Termination Date for 18 months under the terms (including the allocation of premium amounts between the Executive and the Corporation) in effect on the Good Reason Termination Date.

     [3] All the Executive's stock outstanding options and other cash and equity incentive grants will be exercisable to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreement through which they were granted.

     [4] Executive will receive any other benefits he is entitled to receive under the terms of any benefit program described in Section 3.01[3].

     [5] Executive will receive the difference between [a] the amount he would have received at the end of any performance cycle established under Section 11.00 of the 2005 Incentive Plan had his employment continued until December 1, 2010 and assuming that the applicable performance goals established for that performance cycle are met on or before December 1, 2010 minus [b] the amount distributed under Section 5.05[3] on account of the same performance cycle. This amount will be paid at the same time other distributions are made on account of that performance cycle and in the form specified in the associated award agreement.

     [6] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:

          [a] Paid in accordance with the Corporation's payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and

          [b] If Executive dies before all payments due under this section have been paid, the unpaid amounts will be paid to Executive's beneficiary under the procedures described in Section 10.07; but

          [c]  Except in the circumstances contemplated under
          Section 5.06, if the Corporation reasonably anticipates that its deduction of any amount payable under this section will be limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid as soon as administratively feasible after the January 15 of the first calendar year beginning after the Executive terminates or, if later, as soon as administratively feasible after the earliest date permitted under Code Section 409A(a)(2)(B)(i).

     [7] The term "Good Reason" means, without Executive's express prior written consent, the occurrence of any one or more of the following events (Executive will be deemed to have given his written consent to any of these events if, in his capacity as a senior executive officer, he participates, or is entitled to participate, in the decision making process that leads to the occurrence of any of the following events):

          [a] Other than as part of any Transition Plan unrelated to a Change in Control, [i] a material reduction in Executive's duties, responsibilities or status with respect to the Corporation, as compared to those in effect on the Effective Date or any more senior duties to which he is promoted after the Effective Date; [ii] deprivation of Executive of both the titles of President and CEO of the Corporation; [iii] the permanent assignment to Executive of duties materially inconsistent with Executive's office on the Effective Date.

          [b] A requirement that Executive relocate his principal office or worksite (or the indefinite assignment of Executive) to a location more than 50 miles distant from [i] the principal office or worksite to which he was permanently assigned as of the Effective Date or [ii] any location to which Executive is permanently assigned, with his consent, after the Effective Date.

          [c] The failure of the Corporation to maintain Executive's relative level of coverage under the employee benefit or retirement plans, policies, practices or arrangements described in Section 3.01 as in effect on the Effective Date, both in terms of the amount of benefits provided and the relative level of the Executive's participation. However, Good Reason will not arise under this subsection if the Corporation eliminates and/or modifies any of the programs described in Section 3.01 if (except as required by law or as needed to preserve the tax-character of the plan, policy, practice or arrangement) Executive's level of coverage under all the programs described in Sections 3.01[3] and 3.01[4] is at least as great as the coverage provided to other senior executives of the Corporation.

          [d] A reduction in the Executive's "target" bonus opportunity under the Corporation's Annual Incentive Plan to a level that is less than 80% percent of the "target" bonus opportunity available for the last bonus cycle ending before the Effective Date. However, this event will not constitute "Good Reason" if an equivalent reduction is uniformly applied to other of the Corporation's senior executives.

          [e] Any material breach of this Agreement by or on or in behalf of the Corporation that is not cured by the Corporation within 60 days of its receipt of written notice describing the nature of the alleged breach.

5.06 Termination of Employment Following a Change in Control.
Amounts payable to the Executive upon a "Change in Control" will be governed by a separate "Change in Control

Agreement."  These benefits will be:

     [1] Due under the same terms and subject to the same conditions that are incorporated from time to time in Change in Control agreements ("Change Agreement") made available to other of the Corporation's executives (a copy of which has been given to the Executive); but

     [2] Will provide for the payments and benefits specified in the Change Agreement, although the severance multiple will be three times Base Salary.

5.07 Termination of Agreement for Any Other Reason. Except as provided in Section 5.06, this Agreement will terminate on the last day of the Term and the Executive will be entitled only to the benefits described in Section 5.02 as if the Executive had terminated employment voluntarily and without Good Reason on the date this Agreement terminates.

5.08 Effect of Other Severance Benefits. Regardless of any other provision of this Agreement, all amounts paid under this
Article 5 will be reduced by any amounts payable to Executive from any other broad based severance program in which Executive participates.

5.09 Effect of Code Section 409A. Regardless of any other section of this Agreement, if the Corporation (or any successor, including another entity involved in a Change in Control with the Corporation) unilaterally and without the Executive's specific written consent takes (or fails to take) any action that generates an excise tax under Code Section 409A, the Corporation will distribute an additional amount sufficient to ensure that the Executive (or the Executive's beneficiary, if appropriate) retains an amount as large as the amount he would have retained but for that action. This undertaking applies to the effect of the excise taxes arising under Code Section 409A as well as any other excise taxes that might apply as a result of those taxes or this reimbursement.

                    ARTICLE 6 NONCOMPETITION

6.01 For a period of 24 full calendar months after Executive's employment terminates for any reason, he will not directly or indirectly engage in, assist or have an active interest in (whether as proprietor, partner, investor, shareholder, officer, director or any type of principal whatsoever) or enter the employment of or act as agent for or adviser or consultant to any person or entity who is (or is about to become) engaged in any business that competes with the Group anywhere within the United States.

6.02 Section 6.01 does not prohibit Executive from purchasing, for investment purposes only, any stock or other corporate security that is listed on a national securities exchange or quoted in any national market system (except as otherwise provided in this Agreement), so long as such stock or other corporate security owned by Executive does not represent more than one percent of the market value or voting power of the total stock or other corporate securities of that class.

6.03 Executive is not obligated to comply with the prohibitions described in this article if the Corporation defaults in the payment of any severance compensation or benefits owed under this Agreement.

6.04 For a period of 24 full calendar months after Executive's employment terminates for any reason, he will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Group to leave the Group's employment nor will he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Corporation concerning the names and addresses of the Group's employees.

6.05 Executive recognizes that he has access to and knowledge of certain confidential and proprietary information of the Group that is essential to the performance of his duties under this Agreement. Executive agrees that he will not, during or after the term of his employment by the Corporation, in whole or in part, disclose this information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.

6.06 The Parties recognize that the Group will have no adequate remedy at law for breach by Executive of the restrictions imposed by this article and that the Group could suffer substantial and irreparable damage if Executive breaches any of these restrictions. For this reason, Executive agrees that, if Executive breaches any of the restrictions imposed under this article, the Group, in addition to the right to seek monetary damages, may seek a temporary and/or permanent injunction to restrain any breach or threatened breach of these restrictions or a decree of specific performance, mandamus or other appropriate remedy to enforce compliance with the restrictions imposed under this article.

                    ARTICLE 7 INDEMNIFICATION

The Corporation will indemnify Executive (including his heirs, executors and administrators) to the fullest extent permitted under the Corporation's Regulations and Ohio law.

                ARTICLE 8 ASSIGNMENT OF AGREEMENT

8.01 Except as specifically provided in this section, the Corporation may not assign this Agreement to any person or entity that is not a member of the Group. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any successor of the Corporation, in which case this Agreement will be interpreted and applied by substituting that successor for the "Corporation" under the terms of this Agreement. For these purposes, "successor" means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of the Corporation.

8.02 Because the services to be provided by Executive to the Corporation under this Agreement are personal to him, Executive may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees, and legatees to the extent of any amounts payable to Executive that are due to Executive upon his death.

                  ARTICLE 9 DISPUTE RESOLUTION

9.01 The Parties agree that arbitration will be the exclusive means of resolving all disputes or questions arising out of or relating to this Agreement (except that nothing included in this Article 9 prevents the Corporation from seeking injunctive or other equitable relief if there is a breach or threatened breach of any of the restrictions described in Article 6). Any arbitration proceeding will be conducted before a panel of three arbitrators, one appointed by the Corporation, a second appointed by Executive and a third appointed by those two arbitrators. Any arbitration may be initiated by either Party by written notice to the other Party specifying the subject of the requested arbitration and appointing that Party's arbitrator.

9.02 The arbitration will take place in Cincinnati, Ohio and will be conducted in accordance with the rules of the American Arbitration Association in effect when the arbitration begins. Any determination or award made or approved by at least two of the arbitrators will be final and binding on the Parties. Judgment upon any award made in any arbitration may be entered and enforced in any court having competent jurisdiction.

9.03 The Corporation will bear the arbitrator's fee and other costs associated with any arbitration, unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b), elects to award these fees to the Corporation.

                  ARTICLE 10 MISCELLANEOUS

10.01 Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the chairman of the Board at the Corporation's principal offices.

10.02 This Agreement supersedes any prior agreements or understandings, oral or written, between the Parties, or between Executive and the Corporation, with respect to the subject matter described in this Agreement and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement.

10.03 This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by written agreement of the Parties.

10.04 If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.

10.05 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

10.06 The Corporation will withhold from any benefits payable under this Agreement all federal, state, city or other taxes as required by any applicable law or governmental regulation or ruling.

10.07 Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement that are unpaid when Executive dies. This designation must be written and presented in a form acceptable to the Board or the Board's designee, if appropriate, or in the form required by any affected benefit plan or program. Subject to any rules prescribed by the Board, its designee or the affected benefit plan or program, Executive may make or change his designation at any time.

10.08 Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement will not constitute a waiver of that or any other term, covenant or condition nor will any such failure constitute a waiver or relinquishment of the Party's right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.

10.09 To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.

10.10 This Agreement may be amended only by mutual written agreement of the Parties. However, by signing this Agreement, the Executive agrees, without any further consideration, to consent to any amendment necessary to avoid penalties under Code Section 409A.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of December 1, 2005.

THE OHIO CASUALTY INSURANCE COMPANY

     By:
         -------------------------------------

           Stanley N. Pontius, Chairman


OHIO CASUALTY CORPORATION

     By:
         -------------------------------------

           Stanley N. Pontius, Lead Director


DAN R. CARMICHAEL


     -----------------------------------------